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                                                                   Exhibit 10.23

                                  NETREON, INC.

                            SERIES A PREFERRED STOCK
                             CONTRIBUTION AGREEMENT

                                JANUARY 29, 2002

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                                  NETREON, INC.

                            SERIES A PREFERRED STOCK
                             CONTRIBUTION AGREEMENT

     This Series A Preferred Stock Contribution Agreement (the "Agreement") is made and entered into as of January 29, 2002, by and between Netreon, Inc., a Delaware corporation (the "Company"), and Peerless Systems Corporation, a Delaware corporation ("Peerless").

                                    Recitals

     Whereas, the transactions contemplated herein are intended to qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended;

     Whereas, the Company desires to exchange seven million seven hundred fourteen thousand two hundred eighty-six (7,714,286) of its Series A Preferred Stock (the "Preferred Shares") for all of the outstanding capital stock of Netreon, Inc. a California corporation ("Netreon California" and the "Netreon California Stock") all of which is held by Peerless, on the terms and conditions set forth herein; and

     Whereas, Peerless desires to exchange all of the outstanding capital stock of Netreon California held by it for the Preferred Shares on the terms and conditions set forth herein.

                                    Agreement

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Agreement to Exchange.

          1.1 Authorization of Shares. The Company has authorized (a) the issuance to Peerless of the Preferred Shares and (b) the issuance of such shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares"). The Preferred Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Restated Charter").

          1.2 Issuance and Exchange. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue to Peerless a stock certificate evidencing the Preferred Shares and Peerless agrees to deliver to the Company stock certificates evidencing its ownership of Netreon California.

                                       1.

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          1.3 Value. The parties hereby agree that the Preferred Shares shall have a deemed value per share of thirty-five cents ($0.35) and that they will take no action inconsistent with such deemed value.

     2.   Closing, Delivery And Payment.

          2.1 Closing. The closing of the issuance and exchange of the Preferred Shares under this Agreement (the "Closing") shall take place at 1:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA, 94306-2155 or at such other time or place as the Company and Peerless' may mutually agree (such date is hereinafter referred to as the "Closing Date").

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Peerless a certificate representing seven million seven hundred fourteen thousand two hundred eighty-six (7,714,286) shares of Series A Preferred Stock against delivery of one of more stock certificates evidencing Peerless' one hundred percent (100%) ownership of Netreon California.

     3.   Representations and Warranties of the Company.

          The Company hereby represents and warrants to Peerless as of the date of this Agreement as set forth below.

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets. The Company has all requisite power and authority to execute and deliver this Agreement, to issue and exchange the Preferred Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Restated Charter and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          3.2 Capitalization; Voting Rights.

               (a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 70,000,000 shares of Common Stock, par value $0.001 per share, 5,500,000 shares of which are issued and outstanding, and (ii) 56,500,000 shares of Preferred Stock, par value $0.001 per share, 36,500,000 shares of which are designated Series A Preferred Stock, none of which are issued and outstanding.

               (b) Under the Company's 2001 Equity Incentive Plan (the "Plan"),
(i) no shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) no options to purchase shares have been granted and are currently outstanding, and (iii) 6,750,000 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

                                       2.

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               (c) Other than the shares reserved for issuance under the Plan and except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. All such preemptive rights have been properly waived or complied with respect to all prior issuances of capital stock and with respect to the issuance of the Preferred Shares and Conversion Shares.

               (d) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) are subject to a right of first refusal in favor of the Company upon transfer.

               (e) The rights, preferences, privileges and restrictions of the Preferred Shares and the Conversion Shares are as stated in the Restated Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Preferred Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Peerless; provided, however, that the Preferred Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Preferred Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the Preferred Shares and the subsequent conversion of the Preferred Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.4 Liabilities. The Company was incorporated in the State of Delaware on October 24, 2001, has not commenced any operations or conducted any business and has no material liabilities, contracts, agreements or understandings with any party other than fees and expenses incurred in connection with the sale and issuance of its Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and the other transactions contemplated hereby.

          3.5 Offering Valid. Assuming the accuracy of the representations and warranties of Peerless contained in Section 4.9 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are

                                       3.

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exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          3.6 Full Disclosure. The Company has provided Peerless with all information requested by Peerless in connection with the issuance of the Preferred Shares in exchange for the Netreon California Stock. To the Company's knowledge, this Agreement, the exhibits hereto and the other documents delivered by the Company to Peerless or its attorneys or agents in connection herewith at the Closing or with the transactions contemplated hereby or thereby, taken as a whole, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

     4.   Representations and Warranties of Peerless.

          Peerless hereby represents and warrants to the Company and the Third Party Beneficiaries (as defined in Section 6.4) as of the date of this Agreement as set forth below. For the purposes of this Agreement, the knowledge of Peerless shall be deemed to also include the knowledge of Netreon California.

          4.1 Organization, Good Standing and Qualification of Peerless. Peerless is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Peerless has all requisite corporate power and authority to own and operate its properties and assets. Peerless has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. Peerless is duly qualified and authorized to do business and is in good standing in the State of California.

          4.2 Capitalization .

               (a) Netreon California is a wholly-owned subsidiary of Peerless.

               (b) The authorized capital stock of the Netreon California consists of (i) one thousand (1,000) shares of Common Stock, par value $0.001 per share, one thousand (1,000) shares of which are issued and outstanding.

               (c) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Netreon California or Peerless of any of the securities of Netreon California. All such preemptive rights have been properly waived or complied with respect to all prior issuances of capital stock.

               (d) All issued and outstanding shares of the Netreon California's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities and (iii) are free of any liens or encumbrances.

          4.3 Authorization; Binding Obligations. All corporate action on the part of Peerless, its officers, directors and stockholders necessary for the authorization of this Agreement and the performance of all obligations of Peerless hereunder at the Closing has been

                                       4.

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taken. This Agreement, when executed and delivered, will be a valid and binding obligation of Peerless enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(b) general principles of equity that restrict the availability of equitable remedies.

          4.4 Compliance with Other Instruments. Except as set forth in the "Schedule of Exceptions" (as such term is defined under the Purchase Agreement), the execution, delivery, and performance of and compliance with this Agreement and the exchange of the shares of capital stock of Netreon California for the Preferred Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any provision of Peerless' or Netreon California's charter or bylaws or of any instrument, judgment, order, writ, decree or contract to which either Peerless or Netreon California is a party or by which either is bound or, to the knowledge of Peerless and Netreon California, of any provision of federal or state statute, rule or regulation applicable to Peerless or Netreon California., or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Peerless or Netreon California or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Netreon California or Peerless or either of their businesses or operations or any of their assets or properties except as any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on the Subsidiary.

          4.5 Litigation. There is no action, suit, proceeding or investigation pending or, to Peerless' knowledge, currently threatened in writing against Peerless or Netreon California that questions the validity of this Agreement or the right of Peerless to enter into this Agreement, or to consummate the transactions contemplated hereby or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of Netreon California, financially or otherwise, or any change in the current equity ownership of Netreon California, nor is Peerless aware that there is any basis for any of the foregoing.

          4.6 Solvency. Peerless further affirms the following with respect to its financial condition:

               (a) Peerless is not insolvent, as defined by 11 U.S.C. Section. 101(32);

               (b) Peerless will not be rendered insolvent or have its capital impaired as a result of the transactions contemplated by this Agreement;

               (c) Peerless is not engaged in a business or about to engage in a business for which the remaining property and assets of Peerless after the transactions contemplated by this Agreement will leave Peerless with an unreasonably small amount of capital to continue the operation of Peerless' business; and

               (d) Peerless has not incurred and does not believe that it will incur debts that it will be unable to pay upon their maturity

               (e) Peerless is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder the creditors

                                       5.

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of either Peerless or Netreon California and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Peerless or Netreon California to any of the Netreon California Stock after the Closing.

          4.7 Full Disclosure. Peerless has provided the Company with all information requested by the Company in connection with the issuance of the Preferred Shares in exchange for the Netreon California Stock. To Peerless' knowledge, this Agreement, the exhibits hereto and the other documents delivered by Peerless to the Company or its attorneys or agents in connection herewith at the Closing or with the transactions contemplated hereby or thereby, taken as a whole, do not contain any untrue statement of a material fact nor, to Peerless' knowledge, omit to state a material fact necessary in order to make the statements contained herein not misleading in the light of the circumstances under which they were made.

          4.8 Purchase Agreement Representations. Peerless affirms and represents and warrants to the Company for the benefit of the Company, the representations and warranties made by Peerless with respect to the Subsidiary (as Netreon California is defined in the Purchase Agreement) contained in
Section 4 of the Purchase Agreement. Peerless agrees that the Company shall be entitled to rely upon such representations and warranties as though made and given by Peerless hereunder.

          4.9 Investment Representations. Peerless understands that neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act. Peerless also understands that the Preferred Shares are being offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon Peerless' representations contained in this Agreement. Peerless hereby represents and warrants as follows:

               (a) Peerless Bears Economic Risk. Peerless has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Peerless must bear the economic risk of this investment indefinitely unless the Preferred Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Peerless understands that the Company has no present intention of registering the Preferred Shares, the Conversion Shares or any shares of its Common Stock. Peerless also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Peerless to transfer all or any portion of the Preferred Shares, or the Conversion Shares under the circumstances, in the amounts or at the times Peerless might propose.

               (b) Acquisition for Own Account. Peerless is acquiring the Preferred Shares and the Conversion Shares for Peerless' own account for investment only, and not with a view towards their distribution.

                                       6.

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               (c) Peerless Can Protect Its Interest. Peerless represents that by reason of its, or of its management's, business or financial experience, Peerless has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Peerless is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) Accredited Investor. Peerless represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Peerless has had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) Rule 144. Peerless acknowledges and agrees that the Preferred Shares, and, if issued, the Conversion Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Peerless has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

     5.   Conditions to Closing.

          5.1 Conditions to Peerless' Obligations at the Closing. Peerless' obligations to consummate the exchange for the Preferred Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) Legal Investment. On the Closing Date, the issuance and exchange of the Preferred Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Peerless and the Company are subject.

               (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                                       7.

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               (d) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

               (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Preferred Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (f) Minimum Purchase. The first closing under the Purchase Agreement shall have concurrently occurred.

               (g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Peerless and its special counsel, and Peerless and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (h) Assignment and Assumption of Technology Agreements. The Assignment and Assumption of Technology Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by the Company.

               (i) Software License. The [license agreement] substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Company.

               (j) Terra Bella Lease. Peerless shall have received from the landlord of Netreon California's Terra Bella property the full and unconditional release of all obligations of Peerless with respect to such property and the lease thereof in form and substance satisfactory to Peerle

          5.2 Conditions to Obligations of the Company. The Company's obligation to issue and exchange the Preferred Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

               (a) Representations and Warranties True. The representations and warranties in Section 4 made by Peerless shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) Performance of Obligations. Peerless shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Peerless on or before the Closing.

               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

               (d) Consents, Permits, and Waivers. Peerless shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the

                                       8.

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transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (e) Minimum Purchase. The first closing under the Purchase Agreement involving the sale of not less than $500,000 of Series A Preferred Stock shall concurrently occur.

     6.   Miscellaneous.

          6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

          6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or Peerless and the closing of the transactions contemplated hereby for a period of eighteen (18) months after the Closing Date, except that the representations of Peerless under Section 4.2 hereof shall survive for a period of three (3) years. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or Peerless pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company or Peerless, as the case may be, hereunder solely as of the date of such certificate or instrument.

          6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Preferred Shares, or Conversion Shares from time to time.

          6.4 Third Party Beneficiaries. The purchasers of the Company's Series A Preferred Stock (the "Third Party Beneficiaries") pursuant to the Purchase Agreement, are the intended third party beneficiaries of the representations and warranties of Peerless contained in Section 4 hereof, and shall be entitled to rely upon such representations and warranties as though they were a party hereunder.

          6.5 Entire Agreement. This Agreement, the Purchase Agreement, the exhibits and schedules hereto and thereto, and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          6.6 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                       9.

          6.7 Acknowledgements. Peerless acknowledges and agrees that the contribution of the Netreon California Stock pursuant to this Agreement is made in exchange for fair and equivalent consideration. The Company acknowledges and agrees that the issuance of the Preferred Shares pursuant to this Agreement is made in exchange for fair and equivalent consideration.

          6.8 Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and Peerless; provided further, that Section 4 and Section 6.4 hereof may only be amended or modified with the written consent of a majority interest of the Third Party Beneficiaries.

               (b) The obligations of the Company and the rights of Peerless may be waived only with the written consent of the Company and Peerless. provided further, that Section 6.4 hereof may only be waived with the written consent of a majority interest of the Third Party Beneficiaries.

          6.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Peerless' part of any breach, default or noncompliance under this Agreement or under the Restated Charter or any waiver on such party's part of any provisions or conditions of the Agreement or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          6.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, in either case of confirmed by contemporaneous dispatch of notice by any of the methods contemplated under clauses (a), (c) or (d) of this section, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the corporate offices of the Company and to Peerless at 2381 Rosecrans Avenue, El Segundo, CA 90245 or at such other address or electronic mail address as the Company or Peerless may designate by ten (10) days advance written notice to the other parties hereto.

          6.11 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

                                      10.

          6.12 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          6.13 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          6.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          6.15 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

          6.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

          6.17 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

          6.18 Cooperation. From and after the Closing Date, Peerless shall cooperate with the Company and the Purchaser's subsidiaries, and shall execute and deliver such documents and take such other actions as the Company may reasonably request, including but not limited to tax and accounting information, for the purpose of consummating and making effective the transactions contemplated hereby. From and after the Closing Date, the Company shall cooperate with Peerless and shall execute and deliver such documents and take such other actions as Peerless may reasonably request to: (a) vest full title and possession of the assets listed on Exhibit A to that certain Bill of Sale, dated of even date herewith, in Peerless, and (b) vest full title and possession of the assets listed on Schedule A to that certain Assignment and Assumption of Technology Assets, dated of even date herewith, in Peerless.

                                      11.

          6.19 Indemnification. The Company hereby agrees to defend, indemnify and hold Peerless harmless from all direct damages (including reasonable costs) finally awarded to a third party and for reasonable attorney fees and expenses incurred therewith solely if such obligation arises solely out of the conduct of the business or the operations of the Company or Netreon California or any of their representatives or agents (other than Peerless and its affiliates) acting in such capacity for the Company or Netreon California, as the case may be, after the Closing Date and for which a written indemnification notice is delivered to the Company prior to the eighteen (18) month anniversary of the Closing Date; provided that any such indemnity shall not apply to the extent that such damages arise out of, any activity or action undertaken or failure to act by Peerless or, prior to the Closing, Netreon California, including any breach by Peerless or Netreon California of any representation, covenant or warranty in any agreement entered into with the Company.

          The Company's obligation to defend, indemnify and hold Peerless harmless pursuant to this Section 6.19 is subject to the following conditions:
(i) Peerless shall notify the Company promptly in writing within thirty (30) days after the date Peerless first becomes aware of any such claim and prior to the eighteen (18) month anniversary of the Closing Date; (ii) the Company shall have sole control of the negotiation and defense of any such claim except where there is a conflict between the interests of Peerless, on the one hand and the Company or Netreon California on the other hand, in which event, Peerless shall have the right to retain counsel of its choosing at Peerless' expense, subject to the Company's reimbursement obligations hereunder; and (iii) Peerless shall cooperate and give the Company all reasonably requested available information, at the Company's expense, to enable the Company to settle, compromise, negotiate and defend any such claim. Neither the Company nor Netreon California shall enter into any settlement or compromise of any such claim against Peerless without the prior written consent of Peerless, which shall not be unreasonably withheld, unless such settlement or compromise completely and irrevocably results in no liability to Peerless for such claim. Peerless retains the right to retain separate counsel at its own expense, subject to the Company's reimbursement obligations hereunder if the Company does not assume the defense of a claim within twenty (20) days after the date Peerless notifies the Company of such claim. Further, no such indemnification or reimbursement obligation shall apply with respect to the settlement or compromise of any claim which is entered into without the prior written consent of the Company, which shall not be unreasonably withheld. Notwithstanding the foregoing, the total liability of the Company pursuant to this Section 6.19 shall not in the aggregate exceed Two Million U.S. Dollars (U.S. $2,000,000), and any obligation of the Company to defend, indemnify and hold Peerless harmless pursuant to this Section 6.19 shall terminate with respect to all claims for which Company does not receive written notice from Peerless prior to the eighteen (18) month anniversary of the Closing Date.

                                      12.

     In Witness Whereof, the parties hereto have executed the Series a Preferred Stock Contribution Agreement as of the date set forth in the first paragraph hereof.

Netreon, Inc.                               Peerless Systems Corporation


By: /s/ Adam Au                             By: /s/ William R. Neil
   --------------------------------------      ---------------------------------
    Adam Au                                    For Howard Nellor
    President and Chief Executive Officer      President and Chief Executive Officer

                Series a Preferred Stock Contribution Agreement
                                 Signature Page

                                Table of Contents

                                                                                                              Page
1.    Agreement to Exchange....................................................................................1

      1.1      Authorization of Shares.........................................................................1

      1.2      Issuance and Exchange...........................................................................1

      1.3      Value...........................................................................................2

2.    Closing, Delivery and Payment............................................................................2

      2.1      Closing.........................................................................................2

      2.2      Delivery........................................................................................2

3.    Representations and Warranties of the Company............................................................2

      3.1      Organization, Good Standing and Qualification...................................................2

      3.2      Capitalization; Voting Rights...................................................................2

      3.3      Authorization; Binding Obligations..............................................................3

      3.4      Liabilities.....................................................................................3

      3.5      Offering Valid..................................................................................3

      3.6      Full Disclosure.................................................................................3

4.    Representations and Warranties of Peerless...............................................................4

      4.1      Organization, Good Standing and Qualification of Peerless.......................................4

      4.2      Capitalization..................................................................................4

      4.3      Authorization; Binding Obligations..............................................................4

      4.4      Compliance with Other Instruments...............................................................4

      4.5      Litigation......................................................................................5

      4.6      Solvency........................................................................................5

      4.7      Full Disclosure.................................................................................6

      4.8      Purchase Agreement Representations..............................................................6

      4.9      Investment Representations......................................................................6

5.    Conditions to Closing....................................................................................7

      5.1      Conditions to Peerless' Obligations at the Closing..............................................7

      5.2      Conditions to Obligations of the Company........................................................8

6.    Miscellaneous............................................................................................9

      6.1      Governing Law...................................................................................9

      6.2      Survival........................................................................................9

                                       i.

                                Table of Contents
                                   (CONTINUED)

                                                                                                              Page
      6.3      Successors and Assigns..........................................................................9

      6.4      Third Party Beneficiaries.......................................................................9

      6.5      Entire Agreement................................................................................9

      6.6      Severability....................................................................................9

      6.7      Acknowledgements................................................................................9

      6.8      Amendment and Waiver............................................................................9

      6.9      Delays or Omissions............................................................................10

      6.10     Notices........................................................................................10

      6.11     Expenses.......................................................................................10

      6.12     Attorneys' Fees................................................................................10

      6.13     Titles and Subtitles...........................................................................11

      6.14     Counterparts...................................................................................11

      6.15     Broker's Fees..................................................................................11

      6.16     Pronouns.......................................................................................11

      6.17     California Corporate Securities Law............................................................11

      6.18     Cooperation....................................................................................11

      6.19     Indemnification................................................................................11

                                      ii.

                                Table of Contents
                                   (CONTINUED)

                                                                                                              Page
